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                                                                    Exhibit 23.1


                          KAHN BOYD LEVYCHIN & COMPANY
                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS


Board of Directors
Planetlink Communications, Inc.
Cumming, Georgia

         We hereby consent to the incorporation by reference in this Registration Statement of Planetlink Communications, Inc. on Form S-8, of our report dated September 30, 2003, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern of Planetlink Communications, Inc. for the year ended December 31, 2002 and to all references to our firm included in this registration statement.


/s/  Richard Levychin
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Richard Levychin
Kahn Boyd Levychin & Company
New York, New York